4902 W. WATERS AVENUE
                            TAMPA, FLORIDA 33634-1302




                                January 4, 1999

Dear Shareholder:

                You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Tropical Sportswear Int'l Corporation (the "Company") which will be held at the offices of the Company, 4902 Waters Avenue, Tampa, Florida, on Thursday, February 4, 1998 at 10:00 a.m. local time.

                We look forward to your attendance at the Annual Meeting so that you can learn more about your Company and become better acquainted with members of the Board of Directors and management team. The items of business which are being presented for a vote by the holders of Common Stock at the Annual Meeting are (i) the election of five directors of the Company, (ii) an amendment to the Company's employee stock option plan; and (iii) ratification of the selection of the Company's auditor for the fiscal year ending October 2, 1999, all as explained in the accompanying Proxy Statement. Even if you are planning to attend, please complete the enclosed proxy card and return it in the enclosed envelope to cast your vote. You will still be able to revoke your proxy and vote your shares in person at the Annual Meeting if you so desire.

                If you have any questions about the Proxy Statement or the accompanying 1998 Annual Report, please contact Mr. Michael Kagan at (813) 249-4900.



                                        Sincerely,


                                        /s/ William W. Compton
                                        William W. Compton
                                        Chairman of the Board of Directors

                      TROPICAL SPORTSWEAR INT'L CORPORATION
                              4902 W. WATERS AVENUE
                            TAMPA, FLORIDA 33634-1302

                      NOTICE TO THE HOLDERS OF COMMON STOCK
                      OF THE ANNUAL MEETING OF SHAREHOLDERS
                         to be held on February 4, 1999

        Notice is hereby given to the holders of the common stock, $.01 par value per share (the "Common Stock"), of Tropical Sportswear Int'l Corporation (the "Company") that the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting") will be held at the offices of the Company, 4902 W. Waters Avenue, Tampa, Florida 33634-1302, on Thursday, February 4, 1999, at 10:00 a.m., local time, for the following purposes:

         (i) To elect one director to serve until the 2000 Annual Meeting of Shareholders, one director to serve until the 2001 Annual Meeting of Shareholders, and three directors to serve until the 2002 Annual Meeting of the Shareholders;

         (ii) To vote to amend the Company's Employee Stock Option Plan by increasing the maximum shares of Common Stock authorized for issuance thereunder from 500,000 to 1,000,000;

         (iii) To ratify the selection of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending October 2, 1999; and

         (iv) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Information relating to the Annual Meeting and the election of directors is set forth in the attached Proxy Statement.

         Only those shareholders of record at the close of business on December 15, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Annual Meeting and for a period of ten days prior thereto at the executive offices of the Company in Tampa, Florida.



                                  By Order of the Board of Directors,


                                  /s/ Michael Kagan
                                  Michael Kagan
January 4, 1999                   Secretary




         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                      TROPICAL SPORTSWEAR INT'L CORPORATION

                              4902 W. WATERS AVENUE

                            TAMPA, FLORIDA 33634-1302

                                                            January 4, 1999

                                 Proxy Statement
                           For Holders of Common Stock
                       For Annual Meeting of Shareholders
                         to be Held on February 4, 1999


                                  INTRODUCTION

        This Proxy Statement is furnished to holders of the common stock, $.01 par value per share ("Common Stock"), of Topical Sportswear Int'l Corporation, a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Common Stock for use at the 1999 Annual Meeting of Shareholders to be held at 10:00 a.m. local time at the office of the Company, 4902 W. Waters Avenue, Tampa, Florida 33634-1302, on Thursday, February 4, 1999, and at any adjournments thereof (the "Annual Meeting").

        With respect to the holders of Common Stock, the Annual Meeting will be held for the following purposes:

         (i) To elect one director to serve until the 2000 Annual Meeting of Shareholders, one director to serve until the 2001 Annual Meeting of Shareholders, and three directors to serve until the 2002 Annual Meeting of the Shareholders;

         (ii) To vote to amend the Company's Employee Stock Option Plan by increasing the maximum shares of Common Stock authorized for issuance thereunder from 500,000 to 1,000,000;

         (iii) To ratify the selection of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending October 2, 1999; and

         (iv) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about January 4, 1999.

Shareholders Entitled to Vote

        Only shareholders of record of the Company at the close of business on December 15, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote. On the Record Date, there were 7,611,129 shares of the Common Stock issued and outstanding held by approximately 109 shareholders of record. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

Quorum and Voting Requirements

        The holders of record of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, are required to establish a quorum for the Annual Meeting and for voting on each matter. For the purpose of determining the presence of a quorum, abstentions and votes withheld from any nominee will be considered to be "votes entitled to be cast" and therefore will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will not be considered to be "votes entitled to be cast" and will not be counted as present for quorum purposes. Broker non-votes are votes that brokers holding shares of record for their customers are not permitted to cast under applicable stock exchange rules because the brokers have not received specific instructions from their customers as to certain proposals and as to which the brokers advised the Company that they lack voting authority. Although there are no controlling precedents under Florida law regarding the treatment of broker non-votes, the Company intends to apply the principles set for herein.

        Proposal I: Election of Directors. The election of five directors by the holders of Common Stock will require a plurality of the votes cast by the shares of Common Stock represented and entitled to vote in the election at the Annual Meeting. With respect to the election of directors, shareholders may (1) vote "for" each of the nominees, (2) withhold authority for each of such nominees, or
(3) withhold authority for specific nominees but vote for the other nominees. Because the directors are elected by a plurality of the votes cast by the shares represented and entitled to vote, an abstention from voting or a broker non-vote will have no effect on the outcome of the election of directors.

        Proposal II and III: Amendment of the Employee Stock Option Plan and Ratification of Auditors. The amendment of the Employee Stock Option Plan and the ratification of Ernst & Young LLP as the Company's independent certified public accountants will require that the votes cast by the shares of Common Stock represented and entitled to vote at the Annual Meeting in favor of the proposal exceed the votes against the proposal. With respect to these proposals, shareholders may (1) vote "for" each proposal, (2) vote "against" each proposal, or (3) abstain from voting. An abstention or a broker non-vote will have no effect on the outcome of these proposals.

Proxies

        If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR (I) THE ELECTION OF ALL DIRECTOR NOMINEES, (II) THE PROPOSED AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN, and (III) THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING OCTOBER 2, 1999.

        The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission (the "Commission"), the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals presented by shareholders for consideration at the Annual Meeting that were submitted to the Company after September 3, 1998. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee named in Proposal I is unable to serve for good cause and will not serve, and on matters incident to the conduct of the Annual Meeting.

        A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows: Tropical Sportswear Int'l Corporation, 4902 W. Waters Avenue, Tampa, Florida 33634-1302, Attention: Mr. Michael Kagan, Secretary.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into three classes, with each class serving three-year terms expiring at the third annual meeting of shareholders after their elections. However, pursuant to consummation of the Company's acquisition of Farah Incorporated ("Farah") in June 1998 (the "Farah Acquisition"), the number of members of the Company's Board of Directors was expanded from seven to nine. Accordingly, five members have been nominated as follows: (a) one person to serve as a Class III director of the Company for a one-year term ending 2000, (b) one person to serve as a Class I director of the Company for a two-year term ending in 2001, and (c) three persons to serve as Class II directors of the Company each for a three-year term ending in 2002 and until each of their respective successors is duly elected and qualified. In the event any of such nominees is unable to serve, the person designated as proxy will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named below will be unavailable, or if elected, will decline to serve.

         Pursuant to the Company's Amended and Restated Articles of Incorporation (the "Articles"), Accel, S.A. de C.V. ("Accel") currently has the right to nominate two persons to stand for election to the Company's Board of Directors. In addition, separate family partnerships controlled by William W. Compton, Chairman of the Board and Chief Executive Officer of the Company, and Michael Kagan, Vice Chairman of the Board, Executive Vice President, Chief Financial Officer and Secretary of the Company, each currently has the right to nominate one person to stand for election to the Company's Board of Directors. Moreover, pursuant to a shareholders' agreement among Accel and Messrs. Compton and Kagan and their respective family limited partnerships, all shares of Common Stock owned or controlled by such persons or entities will be voted in favor of the election of the persons nominated by such persons and entities pursuant to their rights under the Articles. Only one of the nominees at the Annual Meeting has been nominated pursuant to these provisions, Mr. Eloy S. Vallina-Laguera. He will receive the favorable votes of Accel and Messrs. Compton and Kagan and their respective family limited partnerships.

         The Board of Directors recommends that the shareholders vote FOR each Director nominee. If a choice is specified on the Proxy by the shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted FOR the Director nominees. Election of each Director nominee will require the affirmative vote of a plurality of the votes cast by shares of Common Stock represented and entitled to vote at the Annual Meeting.

         The following paragraphs set forth the names of the Directors of the Company, there ages, their positions with the Company, and their principal occupations and employers for at least the last five years. For information concerning directors' ownership of Common Stock, see "Stock Ownership."

Nominees for Director

         The Board of Directors has nominated the following individuals for election by the holders of Common Stock as directors of the Company:


                             Term to Expire in 2000

         Richard  C.  Allender.  Mr.  Allender,  age  53,  served  as the  Chief
Executive  Officer  of Farah  from  July  1990,  the  Chairman  of its  Board of
Directors from March 1993, and a Director of Farah from June 1988 until the Farah Acquisition. In connection with the consummation of the Farah Acquisition, Mr. Allender became the Executive Vice President--Global Affairs and a Director of the Company in June 1998.

                             Term to Expire in 2001

         Charles J. Smith. Mr. Smith, age 71, was a director of Farah from March 1994 until the Farah Acquisition. For more than five years prior to his retirement in 1994, Mr. Smith served in various capacities with Crystal Brands, Inc., an apparel manufacturer and marketer, most recently as an Executive Vice President. Since then, Mr. Smith has served as a consultant to various apparel companies. In May 1995, Mr. Smith became a partner and director of Phoenix Apparel Group, Inc., a privately-held apparel sourcing and consulting company. In connection with the Farah Acquisition, Mr. Smith became a Director of the Company in June 1998.

                             Term to Expire in 2002

         Leslie J. Gillock. Ms. Gillock, age 42, has served as a Director of the Company since August 1997. Previously, she served in various capacities with Fruit of the Loom, Inc. from 1978 until June 1998, including Vice President of Marketing between March 1995 and June 1998, Director of Marketing from January 1993 through February 1995, and Marketing Manager for Intimate Apparel from January 1989 through December 1992. She has over 20 years experience in the apparel industry.

         Donald H. Livingstone. Mr. Livingstone, age 56, has served as a Director of the Company since August 1997. He also has served as a director of California Independent Bancorp since October 1998. He has been a Teaching Professor at the Brigham Young University Marriott School of Management and the Director of its Center for Entrepreneurship since September 1994. From 1976 through March 1995, he was a partner with Arthur Andersen LLP. He joined Arthur Andersen LLP in 1966.

     Eloy S. Vallina-Laguera. Mr. Vallina-Laguera, age 61, has served as a Director of the Company and its predecessors since November 1989. He has been Chairman of the Board of Accel and its predecessor, Grupo Chihuahua, S.A. de
C.V. ("Grupo Chihuahua"), since its inception in 1979. Accel is a publicly traded Mexican holding company having subsidiaries engaged in warehousing, distribution and manufacturing. Mr. Vallina-Laguera has been Chairman of the Board of Elamex, S.A. de C.V., a manufacturing company controlled by Accel, since 1990. Mr. Vallina-Laguera was Chairman of Banco Commercial Mexicano, later Multibanco Comermex, one of Mexico's largest commercial banks at that time, from 1971 until its expropriation in 1982.

Directors Continuing in Office

         The following members of the Board of Directors of the Company will continue in office after the Annual Meeting:

                             Term to Expire in 2000

         Jesus Alvarez-Morodo. Mr. Alvarez-Morodo, age 52, has served as a Director of the Company and its predecessors since November 1989. He has been Vice Chairman of the Board of Elamex since 1995 and a Director since 1990. He has been President and Chief Executive Officer of Accel since 1992 and has held various positions with Accel and its predecessor, Grupo Chihuahua, and its subsidiaries since 1982, including Vice President from 1989 to 1992 and Director since 1997. Mr. Alvarez-Morodo was a Director of El Paso State Bank from 1989 to 1992.

     William W. Compton. Mr. Compton, age 55, has served as Chairman of the Board, Chief Executive Officer and a Director of the Company and its predecessors since November 1989. He also served as President of the Company and its predecessors from November 1989 to November 1994. Mr. Compton has over 30 years of experience in the apparel industry. Prior to joining the Company, he served as President and Chief Operating Officer of Munsingwear, Inc., an apparel manufacturer and marketer, President/Executive Vice President of Corporate Marketing for five apparel divisions of McGregor/Faberge Corporation and President, U.S.A. and a director of Farah. Mr. Compton currently serves on the Board of Directors of the Brigham Young University Marriott School of Management.

                             Term to Expire in 2001

     Michael Kagan. Mr. Kagan, age 59, has served as Executive Vice President, Chief Financial Officer, Secretary and a Director of the Company since November 1989. He was also Treasurer of the Company from November 1989 to January 1998. Mr. Kagan has more than 30 years experience in the apparel industry. Prior to joining the Company, Mr. Kagan served as Senior Vice President of Finance for Munsingwear, Inc. and as Executive Vice President and Chief Operating Officer of Flexnit Company, Inc., a manufacturer of women's intimate apparel.

     Leon H. Reinhart. Mr. Reinhart, age 56, has served as a Director of the Company since August 1997. Mr. Reinhart has been President, Chief Executive Officer and a director of First National Bank based in San Diego, California since May 1996. Prior to such time, he served as Chief Credit Officer and Deputy General Manager of Citibank Mexico from 1988 through April 1996. Mr. Reinhart's experience includes more than twenty years as a financial executive with Citibank, N.A. and its affiliates in a variety of domestic and international positions.

Meetings of the Board of Directors and Committees

        Board of Directors. The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Florida and the Bylaws of the Company. The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, and the Board of Directors has appointed standing Audit, Compensation, Stock Option and Executive Committees of the Board of Directors.

        The Board of Directors as a whole functions as the nominating committee to select nominees for election as directors of the Company. The Board of Directors will consider nominees submitted by holders of Common Stock if submitted to the Company on or before September 5, 1999. See "Shareholder Proposals for 2000 Annual Meeting of Shareholders."

        The Board of Directors held six meetings during the fiscal year ending October 3, 1998 ("Fiscal 1998"). Each director, during the period he or she was a director, attended at least 75% of the meetings of the Board of Directors.

         Audit Committee. The Audit Committee is comprised of Messrs. Alvarez-Morodo and Livingstone and Ms. Gillock and met once in Fiscal 1998. The Audit Committee is responsible for reviewing the independence, qualifications and activities of the Company's independent certified public accountants and the Company's financial policies, control procedures and accounting staff. The Audit Committee recommends to the Board the appointment of the independent certified public accountants and reviews and approves the Company's financial statements. The Audit Committee is also responsible for the review of transactions between the Company and any Company officer, director or entity in which a Company officer or director has a material interest.

     Compensation Committee. The Compensation Committee is comprised of Messrs. Compton, Reinhart and Vallina-Laguera and Ms. Gillock and met once in Fiscal 1998. The Compensation Committee is responsible for establishing the compensation of the Company's directors, officers and other managerial personnel, including salaries, bonuses, termination arrangements, and other executive officer benefits.

        Stock Option Committee. The Stock Option Committee is comprised of Ms. Gillock and Messrs. Reinhart and Vallina-Laguera and did not meet in Fiscal 1998. The Stock Option Committee is responsible for the administration of both the Company's Employee Stock Option Plan ("Employee Plan"), including the recipients, amounts and terms of stock option grants thereunder, and the Company's 1996 Stock Option Plan ("1996 Plan").

        Executive Committee. At the Board of Director's meeting on November 4, 1998, the Board established an Executive Committee of the Board of Directors. The Executive Committee is responsible for performing all tasks of the Board of Directors on behalf of the Board between meetings of the Board to the extent permitted by the Company's Bylaws and Florida law. The Executive Committee is comprised of Mssers. Compton, Kagan, Vallina-Laguera, Livingstone and Alvarez-Morodo.

Compensation of Directors

        Directors who are executive officers of the Company receive no compensation as such for service as members of either the Board of Directors or committees thereof. Directors who are not executive officers of the Company received $1,000 per Board and/or committee meeting attended through November 4, 1998 and will receive $1,500 per Board and/or committee meeting attended thereafter, plus reimbursement of reasonable expenses. The outside directors are also eligible to receive options to purchase Common Stock under the Company's Non-Employee Director Stock Option Plan.

Executive Officers of the Company

         The following table sets forth the names of the executive officers of the Company, other than Messrs. Compton and Kagan, who are discussed above, their ages, their positions with the Company and their principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of Common Stock, see "Stock Ownership."

         Richard J. Domino. Richard J. Domino, age 50 joined the Company in 1988 and has served as President of the Company since 1994. Mr. Domino served as Senior Vice President of Sales and Marketing from January 1994 to October 1994 and Vice President of Sales from December 1989 to December 1993. He has over 24 years experience in apparel-related sales and marketing. Before joining the Company, Mr. Domino was employed by Thomson Sportswear, Inc., a men's apparel manufacturer and marketer, as its Sales Manager for the Northwest Territory, and by Haggar Corp., a men's apparel manufacturer and marketer, as its New Jersey Salesman.


Executive Compensation

        Summary Compensation Information. The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended October 3, 1998, September 27, 1997, and September 28, 1996 for (i) the Chief Executive Officer of the Company; and (ii) each of the two other most highly compensated executive officers of the Company whose total salary and bonus for the fiscal year ended October 3, 1998, exceeded $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                               Long Term
                                                                             Compensation
                                                                          --------------------
                                                                                Awards
                                             Annual Compensation              Securities
Name and                                                                      Underlying            All Other
Principal Position             Year             Salary Bonus                 Options/SARs         Compensation

William W. Compton             1998       $434,096         $493,350              104,400           $9,822 (1)(2)
  Chairman of the Board and    1997        390,000          429,000               23,500           32,640 (1)(2)
  Chief Executive Officer      1996        336,985          387,200                   --           31,640 (1)(2)

Richard J. Domino              1998       $254,848         $258,750               35,300               --
  President                    1997        225,000          225,000                8,000               --
                               1996        191,346          200,000                   --               --

Michael Kagan                  1998       $239,178         $197,800               61,100           $5,260 (2)(3)
  Vice Chairman of the Board,  1997        215,000          172,000               13,800           19,343 (2)(3)
  Executive   Vice  President  1996        192,000          153,600                   --           19,343 (2)(3)
  and Chief Financial Officer
---------------------------------
(1)      Includes  $4,167,  $15,000  and $25,000 in  director's  fees for fiscal
         1998,  1997 and 1996,  respectively  and  $5,655,  $7,640 and $6,522 in grossed up premiums for term life  insurance for fiscal 1998,  1997 and
         1996, respectively, for the benefit of Mr. Compton and his family.
(2)      Following  the  Company's  initial  public  offering  in October  1997, directors  who are  executive  officers of the  Company  were no longer eligible to receive  compensation for services as members of either the
         Board of Directors or committees thereof.
(3)      Includes  $2,500,  $15,000  and $15,000 in  director's  fees for fiscal
         1998,  1997 and 1996,  respectively  and  $2,760,  $4,343 and $4,343 in grossed up premiums for term life  insurance for fiscal 1998,  1997 and
         1996, respectively, for the benefit of Mr. Kagan and his family.




                                                             Option Grants in Last Fiscal Year

                                Individual Grant
                             --------------------------------------------------------------
                                               Percent of
                               Number of      Total Options                                  Potential Realizable Value at
                               Securities      Granted to                                    Assumed Annual Rates of Stock
                               Underlying     Employees in       Exercise                          Price Appreciation
                                Options                             Or         Expiration           for Option Term
Name                          Granted(1)       Fiscal Year      Base Price        Date
                                                                                                5%               10%
                                                                                            ----------       ---

William W. Compton              104,400            23%            $13.20        10/28/07     $891,631        $2,352,440

Richard J Domino                 35,300             8%             12.00        10/28/07      274,073          723,103

Michael Kagan                    61,100            13%             12.00        10/28/07      474,387         1,251,603
---------------------------------------
(1)  All options  were  granted on October  28, 1997 and vest  annually in equal amounts over three years.  The exercise price of options granted to Messrs.
     Domino and Kagan is $12.00 per share of Common Stock and the exercise price of options granted to Mr. Compton is $13.20 per share of Common Stock.

                                                   Fiscal Year-End Option Values
                                                                          Value of Unexercised
                                  Number of Securities Underlying             In-the-Money
                                        Unexercised Options                      Options
   Name                                 At Fiscal Year-End                At Fiscal Year-End (1)
                                   Exercisable     Unexercisable      Exercisable     Unexercisable

   William W. Compton                 7,834          120,066              $52,488         $632,182

   Richard J. Domino                  2,667           40,633               20,669          261,956

   Michael Kagan                      4,600           70,300               35,650          453,175

---------------------------------
(1)  Represents  the fair market  value of a share of Common Stock as of October
     2, 1998 of $18.25, less the option exercise price,  multiplied by the total number of exercisable or unexercisable options.

         Employment Arrangements.

         The Company has employment agreements with each of Messrs. Compton, Kagan and Domino, which became effective as of the completion of the initial public offering in October 1997.

         William W. Compton. The employment agreement with Mr. Compton provides for an initial term ending in 2002, with automatic renewals beginning at the end of the third year such that there shall remain at all times thereafter a rolling two-year term of employment. Notwithstanding the foregoing, in the event the agreement has not otherwise been terminated, it will terminate automatically at the end of the Company's fiscal year in which Mr. Compton reaches age 65. The agreement provides for an annual base salary (currently $550,000) subject to a minimum annual increase equal to the increase in the Consumer Price Index for all Urban Consumers - All Items Index for Tampa, Florida ("CPI") for the immediately preceding twelve months. Mr. Compton is also entitled to an annual performance bonus of up to 110% of his base salary based on a comparison of the Company's average return on total capital employed over a four-year period as compared to an average target return on total capital as calculated for a select group of publicly traded apparel companies over the same period. To the extent authorized by the Company's Board of Directors, Mr. Compton also shall be entitled to participate in such bonus programs and other benefit plans as are generally made available to other executive officers of the Company.

         Mr. Compton's agreement may not be terminated by the Company prior to January 1, 1999 for any reason other than cause (as defined therein) or Mr. Compton's death or disability. If the agreement is terminated by the Company on or after January 1, 1999, for any reason other than cause of Mr. Compton's death or disability, the Company shall pay Mr. Compton a one-time, lump sum severance payment equal to the product of (i) the greater of two and the number of years (rounded to the nearest 1/12 of a year) remaining in the initial five-year term and (ii) the sum of Mr. Compton's average annual base salary and average annual bonus for the preceding three years. During the two-year period following termination of employment other than as a result of disability, Mr. Compton shall not engage in or have any impermissible financial interest in any business that is engaged in the merchandising, manufacturing, distribution or marketing of men's casual pants, shorts or jeans.

         Mr. Compton's agreement also provides for a one-time, lump sum severance payment, in lieu of any other severance payment, if Mr. Compton elects to terminate his employment with the Company either for "good reason" (as defined therein) or upon a "change of control" of the Company. Upon termination for "good reason," the severance payment will equal the product of (i) the greater of two and the number of years (rounded to the nearest 1/12th of a year) remaining in the initial five-year term and (ii) the sum of Mr. Compton's average annual base salary and average annual bonus for the preceding three years. Upon termination upon a "change of control," the severance payment will equal, depending on the extent of the change of control, either (a) two times Mr. Compton's average annual base salary for the preceding three years or (b) two times the sum of Mr. Compton's average annual base salary and average annual bonus for the preceding three years. Under the agreement, a "change of control" shall be deemed to have occurred if (i) any person (other than certain exempt persons, including Messrs. Compton and Kagan, Accel, the Company and their respective affiliates and associates) beneficially owns 25% (or, in certain cases, 33%) or more of the outstanding shares of voting capital stock or (ii) immediately following the sale or transfer of substantially all of the Company's assets, or the merger or consolidation of the Company with or into another person, any person (other than certain except persons) shall beneficially own 25% (or, in certain cases, 33%) or more of the surviving or acquiring person.

         Michael Kagan. The Company's employment agreement with Mr. Kagan is substantially the same as Mr. Compton's except that Mr. Kagan's current annual base salary is $300,000 and his maximum annual performance bonus equals 80% of his base salary.

         Richard J. Domino. The Company's employment agreement with Mr. Domino provides for an initial term ending in 2000, with automatic renewals beginning at the end of the second year such that there shall remain at all times thereunder a rolling one-year term of employment. Notwithstanding the foregoing, in the event the agreement has not been otherwise terminated, it will terminate automatically at the end of the Company's fiscal year in which Mr. Domino reaches age 65. The agreement provides for an annual base salary (currently $325,000) subject to a minimum annual increase equal to the increase in the CPI for the immediately preceding twelve months. Mr. Domino is also entitled to an annual performance bonus of up to 100% of his base salary.

         The agreement provides that, if Mr. Domino's employment is terminated without cause (as defined therein) by the Company, he shall be entitled to severance payments, payable biweekly, at his annual base salary rate at the time of termination until the end of the remaining term under the employment agreement. The agreement further provides that, if Mr. Domino is terminated by the Company for cause, Mr. Domino will not be entitled to any separation benefits and Mr. Domino's salary, bonus, benefits and business expense reimbursements shall cease as of the date of termination, except that payments due to Mr. Domino and not paid up to the date of such termination will be paid to Mr. Domino within forty-five (45) days of such termination.

         Compensation Committee Report on Executive Compensation.

         Introduction. Under the rules of the Commission, the Company is required to provide certain information concerning compensation of the Company's chief executive officer in particular, and the Named Executive Officers for Fiscal 1998 as a group. The disclosure requirements include a report of the committee responsible for compensation decisions for the Named Executive
Officers, explaining the rationale and considerations that led to those compensation decisions. The Compensation Committee of the Board of Directors was formed in October 1997. Prior to such time, the Board was responsible for these decisions.

         Compensation Committee Role. The Compensation Committee and the Stock Option Committee currently are responsible for separate aspects of the Company's compensation program for its executive officers, including the Named Executive Officers. The Compensation Committee is responsible for establishing the compensation of the Company's directors, officers and other managerial personnel, including salaries, bonuses, termination arrangements and other executive officer benefits. The Stock Option Committee is responsible for the administration of both the Employee Plan, including the recipients, amounts and terms of stock option grants thereunder, and the 1996 Plan. Prior to the formation of the Compensation Committee and the Stock Option Committee in connection with the Company's initial public offering in October 1997, the entire Board of Directors performed these functions.

         Compensation Philosophy. The compensation philosophy for executive officers conforms generally to the compensation philosophy followed for all of the Company's employees. The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. In addition to base salaries, executive compensation programs and policies consisting of performance-based and discretionary cash bonuses and periodic grants of stock options are designed to reward and provide incentives for individual contributions as well as overall Company performance.

         The Compensation Committee monitors the operation of the Company's executive compensation policies. Key elements of the Company's compensation program consists of base salary, annual cash bonuses and periodic grants of stock options. The Company's policies with respect to these elements, including the basis for the compensation awarded the Company's chief executive officer, are discussed below. While the elements of compensation described below are considered separately, the Board of Directors and Compensation Committee take into account the full compensation package offered by the Company to the individual, including healthcare and other insurance benefits.

         Base Salaries. The Company has established competitive annual base salaries for all officers, including the Named Executive Officers. Effective as of the initial public offering, the Company entered into new employment agreements with each of its executive officers. The employment agreement for each of Messrs. Compton and Kagan provides for an initial term of five years, with automatic renewals. The employment agreement for Mr. Domino provides for an initial term of three years, with automatic renewals. See "Executive Compensation-Employment Agreements." The annual base salaries for each of the Company's executive officers, including the Company's chief executive officer, reflect the subjective judgment of the Compensation Committee based on the consideration of the executive officer's position and tenure with the Company, the Company's needs, and the executive officer's individual performance, achievements and contributions to the growth of the Company. The minimum annual percentage increase in base salary under each of the foregoing employment agreements is the percentage increase in the CPI.

         Mr. Compton's annual base salary as the Company's chief executive officer was $434,096 for Fiscal 1998. The Board of Directors and Compensation Committee believe that this annual base salary is consistent with the salary range established for this position based on the factors noted above and Mr. Compton's prior experience and managerial expertise, his knowledge of the Company's operations and the industry in which it operates.

         Annual Bonus. Pursuant to their respective employment agreements, each of the Company's executive officers is eligible for an annual cash bonus. Mr. Compton is entitled to an annual performance bonus of up to 110% of his base salary based on a comparison of the Company's average return on total capital employed over a four-year period as compared to an average target return on total capital as calculated for a select group of publicly traded apparel companies over the same period. Messrs. Kagan and Domino are entitled to similarly computed annual performance bonuses, except that Mr. Kagan's maximum annual bonus equals 80% of his base salary and Mr. Domino's maximum bonus equals 100% of his base salary.

         The amount of the cash bonus paid to Mr. Compton as the Company's chief executive officer was $493,350 for Fiscal 1998, the majority of which was determined in accordance with the provisions of his current employment agreement.

         Stock Options. Under the Employee Plan, stock options may be granted to key employees, including executive officers of the Company. The Employee Plan is administered by the Stock Option Committee. The Stock Option Committee also administers the 1996 Plan.

         During Fiscal 1998, options to purchase 104,400 shares of Common Stock were granted to Mr. Compton under the Employee Plan. The principal factors considered in determining the granting of stock options to executive officers of the Company, including the Company's chief executive officer, were the executive officer's tenure with the Company, his total cash compensation for the prior year, the executive officer's acceptance of additional responsibilities and his contributions toward the Company's attainment of strategic goals.

         Section 162(m) Limitations. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Board of Directors' and Compensation Committee's commitment to link compensation with performance as described in this report, the Board of Directors and Compensation Committee currently intend to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Code.

         Compensation Committee:

                         William W. Compton
                         Eloy J. Vallina-Laguera
                         Leslie J. Gillock
                         Leon H. Reinhart

December 15, 1998

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         Compensation Committee Interlocks and Insider Participation.

         The Company's Compensation Committee was established in connection with the Company's initial public offering in October 1997. The members of the Compensation Committee are Messrs. Compton, Reinhart and Vallina-Laguera and Ms. Gillock. Except for Messrs. Compton and Kagan, no officer or employee of the Company participated in deliberations of the Board of Directors concerning executive officer compensation during the fiscal years ended September 27, 1997 and September 28, 1996.


                              CERTAIN TRANSACTIONS

         The Audit Committee of the Board of Directors is responsible for reviewing all transactions between the Company and any officer or director of the Company or any entity in which an officer of director has a material interest. Any such transactions must be on terms no less favorable than those that could be obtained on an arms-length basis from independent third parties.

         Pursuant to the underwriting agreement by and among the Company, Accel and Shakale Internacional, S.A., as selling shareholders, and the underwriters in connection with the Company's initial public offering, the Company and the selling shareholders jointly and severally agreed to indemnify the several underwriters or to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Company and the selling shareholders entered into a separate agreement which allocates between them certain liabilities which may arise under the underwriting agreement or otherwise in connection with the initial public offering. Such liabilities have been allocated to the Company, except to the extent that such liabilities arise out of certain information supplied by the selling shareholders or their affiliates in writing in connection with the initial public offering or out of certain representations and warranties or covenants and agreements made by them in the underwriting agreement.


                                 Stock Ownership

         Based solely upon information furnished to the Company, the following table sets forth certain information with respect to the beneficial ownership of Common Stock as of December 15, 1998 by (i) each person who is known by the Company to beneficially own more than five percent of Common Stock, (ii) each nominee for director of the Company, (iii) each of the Named Executive Officers (as defined under "Election of Directors -- Executive Compensation" above), and
(iv) all officers and directors as a group.

                                                                               Shares Beneficially
                                                                                      Owned
                                                                       ------------------------------------
Name and Address of Beneficial Owner (1)                                                       Percent
----------------------------------------
                                                                             Shares,          of Class
                                                                             -------          --------

William W. Compton (2)...........................................             974,490           12.7%
Richard J. Domino (3)............................................              19,300            *
Michael Kagan (4)................................................             592,067            7.8
Jesus Alvarez-Morodo (5)(6)......................................           1,603,783           21.0
Eloy S. Vallina-Laguera (5)(6)...................................           1,603,783           21.0
Leslie J. Gillock (5)............................................               3,533            *
Donald H. Livingstone (5)........................................               4,333            *
Leon H. Reinhart (5).............................................               5,333            *
Richard C. Allender (7)..........................................              15,000            *
Charles J. Smith  (8)............................................                  --            *

Accel, S.A. de C.V. (6)..........................................           1,600,450           21.0
  Virginia Fabregas No. 80,
  Col. San Rafael, 06470 Mexico, D.F.

1838 Investment Advisors, LP (9).................................             574,400            7.6
  5 Radnor Corporate Center, Suite 320
  Radnor, Pennsylvania 19087

Minnesota Mutual Life Insurance Company (10).....................             466,400            6.1
  400 Robert Street North
  St. Paul, Minnesota 55101

Franklin Resources, Inc (11).....................................             851,800           11.2
  777 Mariners Island Boulevard
  San Mateo, California 94404

All directors and officers as a group (10 persons)...............           3,221,172           41.6

------------------
*Less than 1%.
(1) Except as indicated in the footnotes set forth below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The numbers of shares shown include shares that are not currently outstanding but which certain shareholders are entitled to acquire or will be entitled to acquire within 60 days, upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the particular shareholder and by the group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the table, the business address of all persons named in the table is 4902 West Waters Avenue, Tampa, Florida 33634-1302.
(2) Includes 216,000 shares of Common Stock held by the Compton Family Limited Partnership. Includes 50,466 shares of Common Stock issuable upon the exercise of vested stock options. Does not include 107,434 shares of Common Stock issuable upon the exercise of nonvested stock options.
(3) Includes 17,100 shares of Common Stock issuable upon the exercise of vested stock options. Does not include 46,200 shares of Common Stock issuable upon the exercise of nonvested stock options. Includes 200 shares held as custodian for the benefit of his minor children.
(4) Includes 562,500 shares of Common Stock held by the Kagan Family Limited Partnership. Includes 29,567 shares of Common Stock issuable upon the exercise of vested stock options. Does not include 70,333 shares of Common Stock issuable upon the exercise of nonvested stock options.
(5) Includes 3,333 shares of Common Stock issuable upon the exercise of vested stock options. Does not include 6,667 shares of Common Stock issuable upon the exercise of nonvested stock options.
(6) Based on a Schedule 13G filed with the Commission on February 17, 1998. Consists of shares held by Accel. Mr. Vallina-Laguera owns directly 130,862,957 shares, or 37.6%, of the outstanding common stock of Accel. In addition, he controls companies that hold 46,414,851 shares, or 13.3%, of the outstanding common stock of Accel. Mr. Alvarez-Morodo is the President and Chief Executive Officer of Accel. The business address of Mr. Vallina-Laguera is Av. Zarco No. 2401., Col. Zarco, Chihuahua, Chih., Mexico, and the business address of Mr. Alvarez-Morodo and Accel is Virginia Fabregas No. 80, Col. San Rafael, 06470 Mexico, D.F.
(7) Includes 15,000 shares of Common Stock issuable upon the exercise of vested stock options.
(8) Does not include 10,000 shares of Common Stock issuable upon the exercise of nonvested stock options.
(9) Based on a Schedule 13G filed with the Commission on February 12, 1998. 1838 Investment Advisors, LP reports sole voting power of 536,700 shares of Common Stock and sole dispositive power of 574,400 shares of Common Stock.
(10) Based on a Schedule 13G filed with the Commission on February 18, 1998. Advantus Capital Management, Inc., a wholly-owned subsidiary of MIMLIC Asset Management Company, is the beneficial owner of 466,400 shares of Common Stock as a result of acting as investment adviser to several persons. MIMLIC Asset Management Company is a wholly-owned subsidiary of the Minnesota Mutual Life Insurance Company. Minnesota Mutual Life Insurance Company and MIMLIC Asset Management Company, through their control of Advantus Capital Management, Inc., each has sole power to vote and to dispose of the 466,400 shares of Common Stock owned by persons advised by Advantus Capital Management, Inc.
(11) Based on a Schedule 13G filed with the Commission on May 8, 1998. Franklin Advisers, Inc. reports sole voting and sole dispositive power over 455,000 shares of Common Stock. Franklin Advisory Services, Inc. reports sole voting power of 267,000 shares of Common Stock and sole dispositive power of 396,800 shares of Common Stock. Franklin Advisers, Inc. and Franklin Advisory Services, Inc. are direct and indirect subsidiaries of Franklin Resources, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. Messrs. Johnson and Johnson, Franklin Resources, Inc., Franklin Advisers, Inc., and Franklin Advisory Services, Inc. each disclaim any economic interest or beneficial ownership in the 851,800 shares of Common Stock.


                          Shareholder Return Comparison

         The Company's Common Stock began trading on the Nasdaq National Market on October 29, 1997 in connection with the Company's initial public offering.
The price information reflected for the Common Stock in the following performance graph represents the closing sale price of the Common Stock for Fiscal 1998. The performance graph compares the cumulative shareholder returns on the Common Stock with the Nasdaq Stock Market Index (U.S. Companies) and a Peer Index (as described below) over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Peer Index on October 29, 1997, and reinvestment of all dividends).


                                      Comparison of Cumulative Total Returns
                                       Tropical Sportswear Int'l Corporation

[OBJECT OMITTED]

                                       Year-End Cumulative Returns

                                                  FY 1997

Tropical Sportswear Int'l Corporation              148.2
The Nasdaq Stock Market                            102.1
Peer Index                                          85.3

         Total return calculations for the Nasdaq Stock Market Index (U.S. Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the stocks of Haggar Clothing Co. (HGGR), Hartmarx Corporation (HMX), Kellwood Company (KWD), Oxford Industries, Inc. (OXM), Philips-Van Huesen Corporation
(PVH), Supreme International Corporation (SUPI), Tarrant Apparel Group (TAGS), and V.F. Corporation (VFC). Specific information regarding the companies comprising the Peer Index will be provided to any shareholder upon request to Michael Kagan, the Secretary of the Company.

                                   PROPOSAL II

              AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN


General

         The Company currently maintains the Employee Plan, under which stock options may be granted to selected employees of the Company. As of December 15, 1998, there were 1,300 shares remaining available for awards under the Employee Plan. On November 4, 1998, the Board of Directors recommended, subject to shareholder approval, certain amendments to the Employee Plan, as described below.

         A summary of the Employee Plan, as proposed to be amended, is set forth below. The summary is qualified in its entirety by the full text of the Employee Plan. The Company will provide, upon request and without charge, a copy of the full text of the Employee Plan to each person to whom a copy of this Proxy Statement is delivered. Requests should be directed to: Michael Kagan, the Secretary of the Company.

         The purpose of the Employee Plan is to enable the Company and its subsidiaries to compete successfully in attracting, motivating and retaining employees with outstanding abilities by making it possible for them to purchase Common Stock on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its subsidiaries and encourage them to remain in the employ of the Company or one or more of its subsidiaries. As of October 3, 1998, there were approximately 1,360 persons eligible to participate in the Employee Plan.

         The Employee Plan authorizes the granting of options to purchase shares of Common Stock ("Options") to employees of the Company.

         Pursuant to Section 162(m) of the Code, the Company may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers of the Company. The Employee Plan is designed to comply with Code Section 162(m) so that the grant of Options will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by the Company.

         Subject to adjustment as provided in the Employee Plan, the aggregate number of shares of Common Stock reserved and available for Options currently is 500,000. The aggregate number of shares available for Options under the Plan is proposed to be increased to 1,000,000. Other limits would remain unchanged. The maximum number of shares of Common Stock with respect to one or more Options that may be granted during any one calendar year under the Employee Plan to any one participant is 200,000.

Administration

         The Employee Plan is administered by the Stock Option Committee. The Stock Option Committee has the power, authority and discretion to designate employee participants; determine the type of Options to be granted to each employee participant and the terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Employee Plan; and make all other decisions and determinations that may be required under, or as the Stock Option Committee deems necessary or advisable to administer, the Employee Plan. Notwithstanding any provision of the Employee Plan to the contrary, any determination or interpretation to be made by the Stock Option Committee with regard to the any question arising under the Employee Plan may be made by the Board.


Options

         Stock Options. Pursuant to the Employee Plan, the Stock Option Committee is authorized to grant Options, which may be incentive stock options ("ISOs") or non-qualified stock options ("NSOs"), to participants. All Options will be evidenced by a written agreement between the Company and the participant, which will include such provisions as may be specified by the Stock Option Committee, provided that the terms of any ISO must meet the requirements of Section 422 of the Code.

         Limitations on Transfer; Beneficiaries. No Option will be assignable or transferable by a participant other than by will or the laws of descent and distribution, except that a participant may, with the consent of the Stock Option Committee, transfer NSOs, without consideration, to his or her spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

         Acceleration Upon Certain Events. In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Common Stock as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer (other than as a security for obligations of the Company or any subsidiary) of substantially all of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding Common Stock by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted under the Employee Plan shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares of Common Stock subject to such Option and the option price, regardless of any provision contained in the Employee Plan or any stock option agreement with respect thereto limiting the exercisability of the Option for any length of time. Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued under the Employee Plan shall not become immediately exercisable, but shall remain exercisable in accordance with the terms of the Employee Plan and the applicable stock option agreements.


Termination and Amendment

         The Board may terminate or amend the Employee Plan without shareholder approval; provided, however, that the Board or Stock Option Committee may condition any amendment on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Employee Plan may adversely affect any Option previously granted under the Employee Plan. The Employee Plan shall terminate ten (10) years from October 28, 1997.

Certain Federal Income Tax Effects

         Non-qualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an NSO. However, the participant will realize ordinary income on the exercise of the NSO in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to the provisions of Section 162(m) of the Code). A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and (b) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for the applicable long-term capital gain holding period.

         Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an ISO or the exercise thereof by the participant. If the participant holds the shares of Common Stock for the greater of two years after the date the Option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of Common Stock will constitute a capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess (if any) of the fair market value of the Common Stock purchased at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the aggregate exercise price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to the provisions of Section 162(m) of the Code). Upon exercise of an ISO, the participant may be subject to alternative minimum tax on certain items of tax preference. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as an NSO.

Benefits to Named Executive Officers and Others

         As of December 15, 1998, Options had been granted or approved for grant under the Employee Plan to the following persons and groups. Any future awards will be made at the discretion of the Stock Option Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the Employee Plan in the future.


Name and Position                                     Dollar Value               Number of Options

William W. Compton                                        (1)                         134,400
  Chairman of the Board and
  Chief Executive Officer

Richard J. Domino                                         (1)                         55,300
  President

Michael Kagan                                             (1)                         86,100
  Vice Chairman of the Board,
  Executive Vice President and
  Chief Financial Officer

All Executive Officers as a Group                         (1)                         275,800
(including the above)
All Non-Executive Employees as a Group                    (1)                         216,900
                                                                                      -------

     Total                                                (1)                         492,700
------------------------------------
(1)  The  dollar  value of the above  Options  is  dependent  on the  difference between  the  exercise  price and the fair market  value of the  underlying shares on the date of exercise.

         The closing price, as reported on Nasdaq National Market on December 15, 1998, of the Common Stock underlying Options outstanding under the Employee Plan was $32.125.

Board Recommendation and Shareholder Vote Required to Amend Employee Plan

        The Board of Directors recommends that shareholders vote FOR the amendment to the Employee Plan. If a choice is specified on the Proxy by the shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted FOR the amendment. Adoption of Proposal II will require that of the votes cast by the shares of Common Stock represented and entitled to vote at the Annual Meeting, the votes in favor of the Proposal exceed the votes against the Proposal.

                                  PROPOSAL III

                    RATIFICATION OF THE COMPANY'S INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


         The Company's Board of Directors has selected Ernst & Young LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending October 2, 1999. Ernst & Young LLP has no financial interest, direct or indirect, in the Company and does not have any connection with the Company except in its professional capacity as independent certified public accountants. The holders of Common Stock will have the opportunity to ratify the Board of Directors' selection of Ernst & Young LLP as independent certified public accountants to the Company for the fiscal year ending October 2, 1999. The ratification by the holders of Common Stock of the selection of Ernst & Young LLP as independent certified public accountants to the Company is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to the holders of Common Stock. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent certified public accountants for the fiscal year ending October 2, 1999. Even if the selection is ratified, the Board of Directors in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board determines that such a change would be in the best interest of the Company and its shareholders.

        The Board of Directors recommends that shareholders vote FOR ratification of the selection of Ernst & Young LLP as independent certified public accountants for the fiscal year ending October 2, 1999. If a choice is specified on the Proxy by the shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted FOR ratification. Adoption of Proposal III will require that of the votes cast by the shares of Common Stock represented and entitled to vote at the Annual Meeting, the votes in favor of the Proposal exceed the votes against the Proposal.

                              SHAREHOLDER PROPOSALS
                     FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

        Proposals of shareholders, including nominations for the Board of Directors, intended to be presented at the annual meeting of shareholders to be held in 2000 should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Tampa, Florida on or before September 5, 1999 to be eligible for inclusion in the Company's Proxy Statement and Proxy relating to that meeting. Any shareholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such shareholder, (iv) the dates on which the shareholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the shareholder in the proposal, (vii) a statement in support of the proposal, and (viii) any other information required by the rules and regulations of the Commission.

                                  OTHER MATTERS

Section 16(a) Beneficial Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by applicable regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely upon a review of the copies of the Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during Fiscal 1998, all persons subject to the reporting requirements with regard to the Common Stock complied with all applicable filing requirements, except that Messrs. Allender and Smith failed to timely file a Form 3 upon becoming Directors of the Company and Messrs. Compton and Domino failed to timely file a Form 5.

Expenses of Solicitation

        The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, by telephone or by telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

Miscellaneous

        Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

Availability of Annual Report

        Accompanying this Proxy Statement is a copy of the Company's Annual Report for Fiscal 1998. Shareholders who would like additional copies of the Annual Report should direct their requests in writing to: Tropical Sportswear Int'l Corporation, 420 W. Waters Avenue, Tampa, Florida 33634-1302, Attention:
Michael Kagan, Secretary.

                                                    APPENDIX A

                                             TROPICAL SPORTSWEAR INT'L

                                                    CORPORATION

                                               AMENDED AND RESTATED

                                            EMPLOYEE STOCK OPTION PLAN



                                                 TABLE OF CONTENTS
1.       PURPOSE OF PLAN.........................................................................    1

2.       DEFINITIONS.............................................................................    1

3.       LIMITS ON OPTIONS.......................................................................    2

4.       GRANTING OF.............................................................................    3

5.       TERMS OF STOCK OPTIONS..................................................................    3

6.       EFFECT OF CHANGES IN CAPITALIZATION.....................................................    4

7.       DELIVERY AND PAYMENT FOR SHARES;
         REPLACEMENT OPTIONS.....................................................................    5

8.       NO CONTINUATION OF EMPLOYMENT AND DISCLAIMER
         OF RIGHTS...............................................................................    6

9.       ADMINISTRATION..........................................................................    6

10.      NO OBLIGATION TO RESERVE OR RETAIN SHARES...............................................    7

11.      AMENDMENT OF PLAN.......................................................................    7

12.      TERMINATION OF PLAN.....................................................................    7

13.      EFFECTIVE DATE..........................................................................    7



                     TROPICAL SPORTSWEAR INT'L CORPORATION

                              AMENDED AND RESTATED

                           EMPLOYEE STOCK OPTION PLAN

1.       PURPOSE OF PLAN

         The purpose of this Plan is to enable Tropical Sportswear Int'l Corporation (the "Company") and its Subsidiaries to compete successfully in attracting, motivating and retaining Employees with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its Subsidiaries and encourage them to remain in the employ of the Company or one or more of its Subsidiaries. Each Option is intended to be an Incentive Stock Option, except to the extent that (a) any such Option would exceed the limitations set forth in Section 3.(c) hereof and (b) for Options specifically designated at the time of grant as not being Incentive Stock Options.

2.       DEFINITIONS

         For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

         (a)      "Board" means the Board of Directors of the Company.

         (b) "Code" means the United States Internal Revenue Code of 1986, as amended.

         (c) "Committee" means the Committee described in Section 9 hereof.

         (d) "Effective Date" means the later of (i) the effective date of any registration statement with respect to the Shares under the Securities Exchange Act of 1934, as amended, and (ii) the time the underwriting agreement has been executed and delivered by all parties thereto, where the "underwriting agreement" is that underwriting agreement referred to in the prospectus included in such registration statement when it first became effective. Such execution and delivery shall be definitively evidenced by any certificate to such effect by any officer of the Company.

         (e) "Employee" means a person who is regularly employed on a salary basis by the Company or any Subsidiary, including an officer or director of the Company or any Subsidiary who is also an employee of the Company or a Subsidiary.

         (f) "Fair Market Value" means, with respect to a Share, if the Shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers' Automated Quotation System (including The Nasdaq National Market), the average closing price of a Share on such exchange or quotation system for the five trading days immediately preceding the date of grant of an Option, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option, then such average closing price for the five trading days immediately preceding the date of such event. If the Shares are not traded on a registered securities exchange or quoted in such a quotation system, the Committee shall determine the Fair Market Value of a Share.

         (g) "Incentive Stock Option" means an option granted under this Plan and which is an incentive stock option within the meaning of section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

         (h) "Option" means an option granted under this Plan, whether or not such option is an Incentive Stock Option.

         (i) "Optionee" means any person who has been granted an Option which Option has not expired or been fully exercised or surrendered.

         (j) "Plan" means the Company's Amended And Restated Employee Stock Option Plan.

         (k) "Rule 16b-3" means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule.

         (l) "Share" means one share of voting common stock, par value $.01 per share, of the Company, and such other stock or securities that may be substituted therefor pursuant to Section 6 hereof.

         (m) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in
Section 424(f) of the Code.

3.       LIMITS ON OPTIONS

         (a) The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate one million (1,000,000) Shares, subject to adjustment as provided in Section 6 hereof. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

         (b) No Incentive Stock Option shall be granted to any Employee who at the time such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary, determined in accordance with the provisions of Section 422(b)(6) and 424(d) of the Code, unless the option price at the time such Incentive Stock Option is granted is at least 110 percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

         (c) An Incentive Stock Option shall be granted hereunder only to the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which such Incentive Stock Option and any other "incentive stock option" (within the meaning of Section 422 of the Code) are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Incentive Stock Options and any such other "incentive stock options" into account in the order in which such Incentive Stock Options and any such other "incentive stock options" were granted.

         (d) No Optionee shall, in any calendar year, be granted Options to purchase more than two-hundred thousand (200,000) Shares. Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of Shares. In the event that the number of Options which may be granted is adjusted as provided in the Plan, the above limit shall automatically be adjusted in the same ratio.

4.       GRANTING OF OPTIONS

         The Committee is authorized to grant Options to selected Employees pursuant to the Plan beginning on the Effective Date. Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Employees to whom Options will be awarded under the Plan, to determine the number of Shares to be included in such Options, and to determine such other terms and conditions of Options, including terms and conditions which may be necessary to qualify Incentive Stock Options as "incentive stock options" under
Section 422 of the Code. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted, unless the Committee provides for a specific date of grant which is subsequent to the date of such approval.

5.       TERMS OF STOCK OPTIONS

          Subject to Section 3 hereof, the terms of Options granted under this Plan shall be as follows:

         (a) The exercise price of each Share subject to an Option shall be fixed by the Committee. Notwithstanding the prior sentence, the option exercise price of an Incentive Stock Option shall be fixed by the Committee but shall in no event be less than 100% of the Fair Market Value of the Shares subject to such Option.

         (b) Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Committee, transfer without consideration Options that do not constitute Incentive Stock Options to the Optionee's spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

         (c) Each Option shall expire and all rights thereunder shall end at the expiration of such period (which shall not be more than ten (10) years) after the date on which it was granted as shall be fixed by the Committee, subject in all cases to earlier expiration as provided in subsections (d) and (e) of this
Section 5.

         (d) During the life of an Optionee, an Option shall be exercisable only by such Optionee (or Optionee's permitted assignee in the case of Options that do not constitute Incentive Stock Options) and only prior to the end of one (1) month after the termination of the Optionee's employment with the Company or a Subsidiary, other than by reason of the Optionee's death, permanent disability or retirement with the consent of the Company or a Subsidiary as provided in subsection (e) of this Section 5, but only if and to the extent the Option was exercisable immediately prior to such termination, and subject to the provisions of subsection (c) of this Section 5. If the Optionee's employment is terminated for cause, or the Optionee terminates his employment with the Company, all Options granted to date by the Company to the Optionee (including any Options that have become exercisable) shall terminate immediately on the date of termination of employment. Cause shall have the meaning set forth in any employment agreement then in effect between the Optionee and the Company or any of its Subsidiaries, or if the Optionee does not have any employment agreement, cause shall mean (i) if the Optionee engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Company, or
(ii) if the Optionee is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which, in the opinion of the Board, substantially impairs the Optionee's ability to perform his or her duties to the Company.

         (e) If an Optionee: (i) dies while employed by the Company or a Subsidiary or within the period when an Option could have otherwise been exercised by the Optionee; (ii) terminates employment with, or has his employment terminated by, the Company or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee; or (iii) terminates employment with the Company or a Subsidiary as a result of such Optionee's retirement, provided that the Company or such Subsidiary has consented in writing to such Optionee's retirement, then, in each such case, such Optionee, or the duly authorized representatives of such Optionee (or Optionee's permitted assignee in the case of Options that do not constitute Incentive Stock Options), shall have the right, at any time within three (3) months after the death, disability or retirement of the Optionee, as the case may be, and prior to the termination of the Option pursuant to subsection (c) of this Section 5, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee's death, disability or retirement. In the discretion of the Committee, the three-month period referenced in the immediately preceding sentence may be extended for a period of up to one year.

         (f) Subject to the foregoing terms and to such additional terms regarding the exercise of an Option as the Committee may fix at the time of grant, an Option may be exercised in whole at one time or in part from time to time.

         (g) Options granted pursuant to the Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of Shares subject to options. Option agreements covering Options need not contain similar provisions; provided, however, that all such option agreements shall comply with the terms of the Plan.

         (h) The Committee is authorized to modify, amend or waive any conditions or other restrictions with respect to Options, including conditions regarding the exercise of Options.

6.       EFFECT OF CHANGES IN CAPITALIZATION

         (a) If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected, in each case without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Committee in (i) the aggregate number of Shares subject to the Plan, (ii) the maximum number of Shares for which Options may be granted to any Employee during any calendar year, and (iii) the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share. (b) Subject to Section 6.(c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities, any Option theretofore granted shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

         (c) In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer (other than as a security for obligations of the Company or any Subsidiary) of substantially all of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding Shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan or any stock option agreement with respect thereto limiting the exercisability of the Option for any length of time. Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable stock option agreements.

         (d) Adjustments under this Section 6 relating to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final and conclusive. Options subject to grant or previously granted under the Plan at the time of any event described in this Section 6 shall be subject to only such adjustments as shall be necessary to maintain the proportionate interest of the options and preserve, without exceeding, the value of such options. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

         (e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

7.       DELIVERY AND PAYMENT FOR SHARES; REPLACEMENT OPTIONS

         (a) No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No Shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee and adequate provision has been made by the Optionee for satisfying any applicable federal, state or local income or other taxes incurred by reason of the exercise of the Option. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

         (b) Payment of the option price for the Shares purchased pursuant to the exercise of an Option and of any applicable withholding taxes shall be made, as determined by the Committee and set forth in the option agreement pertaining to such Option: (i) in cash or by check payable to the order of the Company;
(ii) through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the option price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (a) and (b) hereof; provided, however, that the Committee may in its discretion impose and set forth in the option agreement pertaining to an Option such limitations or prohibitions on the use of Shares to exercise Options as it deems appropriate. The Committee also may authorize payment in accordance with a cashless exercise program under which, if so instructed by the Optionee, Shares may be issued directly to the Optionee's broker upon receipt of the option price in cash from the broker.

         (c) To the extent that the payment of the exercise price for the Shares purchased pursuant to the exercise of an Option is made with Shares as provided in Section 7.(b) hereof, then, at the discretion of the Committee, the Optionee may be granted a replacement Option under the Plan to purchase a number of Shares equal to the number of Shares tendered as permitted in Section 7.(b) hereof, with an exercise price per Share equal to the Fair Market Value on the date of grant of such replacement Option and with a term extending to the expiration date of the original Option.

8.       NO CONTINUATION OF EMPLOYMENT AND DISCLAIMER OF RIGHTS

         No provision in the Plan or in any Option granted or option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain a director or in the employ of either the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of the Plan. An Optionee shall have none of the rights of a shareholder of the Company until and to the extent all or some of the Shares covered by an Option are fully paid and issued to such Optionee.

9.       ADMINISTRATION

         (a) Subject to the provisions of subsection (b) of this Section 9, the Plan shall be administered by the Committee which shall interpret the Plan and make all other determinations necessary or advisable for its administration, including such rules and regulations and procedures as it deems appropriate. The Committee shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3 and as an "outside director" as defined in
Section 162(m) of the Code and regulations  thereunder.  The deduction limits of
Section 162(m) of the Code and the regulations thereunder do not apply to the Company until such time, if any, as any class of the Company's common equity securities is registered under Section 12 of the Securities and Exchange Act of 1934, as amended, or the Company otherwise meets the definition of a "publicly held corporation" under Treasury Regulation 1.162-27(c) or any successor provision. Upon becoming a publicly held corporation, the deduction limits of
Section 162(m) of the Code and the regulations thereunder shall not apply to compensation payable under this Plan until the expiration of the reliance period described in Treasury Regulation 1.162-27(f) or any successor regulation. Subject to the provisions of subsection (b) of this Section 9, in the event of a disagreement as to the interpretation of the Plan or any amendment hereto or any rule, regulation or procedure hereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company's shareholders.

         (b) Notwithstanding any provision of the Plan to the contrary, any determination or interpretation to be made by the Committee with regard to any question arising under the Plan or any option agreement entered into hereunder may be made by the Board (excluding any Optionee whose Options or the grant to whom is at issue) and shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company's shareholders.

         (c) No member of the Committee or the Board shall be liable for any action taken or decision made, or any failure to take any action, in good faith with respect to the Plan or any Option granted or option agreement entered into hereunder.

10.      NO OBLIGATION TO RESERVE OR RETAIN SHARES

         The Board adopted, as of the Effective Date, a resolution initially reserving authorized but unissued Shares for the Plan. The Company will be under no further obligation to reserve, or to retain in its treasury, any particular number of Shares in connection with its obligations hereunder.

11.      AMENDMENT OF PLAN

         The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for purpose of the Code;
provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

12.      TERMINATION OF PLAN

         This Plan shall terminate ten (10) years from the Effective Date. The Board may, in its discretion, suspend or terminate the Plan at any time prior to such date, but such termination or suspension shall not adversely affect any right or obligation with respect to any outstanding Option.

13.      EFFECTIVE DATE

         The Plan shall become effective on the Effective Date and Options hereunder may be granted at any time on or after that date. If the shareholders of the Company fail to approve the Plan prior to, or within one year after, the Effective Date, any Incentive Stock Option granted hereunder shall be automatically converted to non-qualified stock options without any further act.

                                      PROXY

                      TROPICAL SPORTSEAR INT'L CORPORATION
                                 Tampa, Florida
                       1999 Annual Meeting of Shareholders

     The undersigned shareholder of Tropical Sportswear Int'l Corporation (the "Company"), Tampa, Florida, hereby constitutes and appoints William W. Compton and Michael Kagan, or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of
Shareholders to be held at the offices of the Company at 4902 West Waters Avenue, Tampa, Florida 33634-1302 on Thursday, February 4, 1999, at 10:00 A.M., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice to the Holders of Common Stock of the Annual Meeting of Shareholders and Proxy Statement, both dated December 30, 1998, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote on any shareholder proposals subsequently presented for a vote of the shareholders at the Annual Meeting, as well as on the election of any person as a director if a director nominee named in Proposal I is unable to serve or for good cause will not serve, and on shareholder proposals incident to the conduct of the Annual Meeting. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting. The Board of Directors recommends a vote FOR the proposals.

     Proposal I: Election of Directors. On the proposal to elect the following directors to serve until the indicated Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:

 Term to Expire in 2000      Term to Expire in 2001      Term to Expire in 2002

  Richard C. Allender           Charles J. Smith            Leslie J. Gillock
                                                          Donald H. Livingstone
                                                         Eloy S. Vallina-Laguera


        For |_|                    Withhold Authority |_|

To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:



     Proposal II: Amendment of the Employee Stock Option Plan. On the Proposal to amend the Company's Employee Stock Option Plan to increase the number of shares of Common Stock issuable under the Plan to 1,000,000:

       For |_|                   Against |_|                      Abstain |_|

     Proposal III: Ratification of the Company's Independent Auditors. On the Proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending October 2, 1999:

       For |_|                   Against |_|                      Abstain |_|



     This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposals.

     Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.


                           Shares Held:   ____________________



                           Signature of Shareholder


                           ___________________________________________________
                           Signature of Shareholder (If held Jointly)

                           Dated: _________________________, 1999
                                   Month            Day



                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
              DIRECTORS OF TROPCICAL SPORTSWEAR INT'L CORPORATION
          AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.